Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2550 Hanover Street

Palo Alto, CA 94304-1115

December 22, 2023

Interactive Strength Inc.

1005 Congress Avenue

Suite 925

Austin, Texas 78701

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for Interactive Strength Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”) relating to the registration of an aggregate of 12,480,480 shares of common stock, $0.0001 par value per share (the “Common Stock”) of the Company, consisting of (i) 11,556,000 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of the Company’s senior unsecured convertible note due December 7, 2024 (the “Note”) and (ii) 924,480 shares of Common Stock (the “Warrant Shares” and together with the Conversion Shares, the “Shares”) issuable upon the exercise of the warrant (the “Warrant”) issued in connection with the Note. The Shares are to be offered and sold from time to time by the selling stockholder listed in the Registration Statement under “Selling Stockholder” (the “Selling Stockholder”). The Note and Warrant were issued pursuant to a securities purchase agreement dated December 7, 2023 by and between the Company and the Selling Stockholder (the “Securities Purchase Agreement”).

We have reviewed the Registration Statement, the Securities Purchase Agreement, the Note, the Warrant, and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons, and that each of the Securities Purchase Agreement, Note, and Warrant has been duly authorized, executed and delivered by the Company.

On the basis of the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that (a) the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Note in accordance with the Securities Purchase Agreement and the Note, will be validly issued, fully paid and nonassessable and (b) the Warrant Shares have been duly authorized and, when issued by the Company upon the exercise of the Warrant in accordance with the Securities Purchase Agreement and the Note, will be validly issued, fully paid and nonassessable.

In connection with our opinions set forth above, we have assumed that (i) at or prior to the time of the delivery of any of the Conversion Shares, the Board of Directors of the Company shall not have rescinded or otherwise modified the authorization of such Conversion Shares, (ii) at or prior to the time of the delivery of any of the Warrant Shares, the Board of Directors of the Company shall not have rescinded or otherwise modified the authorization of the Warrant Shares, and (iii) at or prior to the time of the delivery of any of the Shares (x) the Company shall remain validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware, (y) the Company will have a sufficient number of authorized but unissued shares thereof under the Certificate of Incorporation of the Company at the time of such issuance, and (z) there shall not have occurred any change in law affecting the validity or enforceability of the Securities Purchase Agreement, the Note, or the Warrant.

The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP